Exhibit 99.2

FISCAL Q212 RESULTS August 9, 2012 1

Forward-Looking Statements 2 Forward-looking statements in this presentation regarding our expected earnings per share and restaurant sales, new restaurant growth, future economic performance, certain statements including, but not limited to, those under the headings “2012 Outlook – Financials,” and “Foundation for Growth” and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “will,” “expect,” “believe,” “anticipate,” “intend,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. We undertake no obligation to update such statements to reflect events or circumstances arising after such date, and we caution investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company’s marketing strategies, loyalty program and guest count initiatives; the ability to continue the strategies and achieve anticipated revenue and cost savings from our new technology systems and other initiatives; the uncertain general economic conditions; competition in the casual dining market and discounting by competitors; changes in commodity prices; the cost and availability of key food products, labor and energy; availability of capital or credit facility borrowings; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; the ability to fulfill planned expansion, including in both new and existing markets; federal, state and local regulation of our business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. This presentation may also contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. For a reconciliation of non-GAAP measures presented in this document, see the accompanying supplemental information posted to the investor relations section of our website at www.redrobin.com.

Q212 Financial Highlights Total revenues increased 3.7% Company-owned comp restaurant net sales up 0.8% Restaurant-level operating profit margin increased 30 basis points to 21.1% Earnings per diluted share grew 8.3% to $0.52 compared to adjusted EPS of $0.48 in Q211 Strong sequential improvement in guest counts to 0.9% from 3.6% decrease in Q112 3

Q212 Headlines Red’s Tavern Double™ and Tavern Styles providing everyday value and build profitability Taking Back the Bar initiatives continuing to drive alcohol and non-alcohol beverage sales Optimizing Red Royalty™ to expand membership and further increase guest frequency 4

Q212 Headlines, cont’d. Encouraging early results from Red Robin’s Burger Works® Fantastic guest response to fast-casual format in non-traditional locations Hired seasoned leader to manage next phase of Burger Works growth 5 Boulder, Colo., Red Robin’s Burger Works®

Comparable Net Sales 6 8th Consecutive Quarter of Growth 3.1% 1.1% 3.1% 0.7% 0.8% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% Q211 Q311 Q411 Q112 Q212

Q212 Sales Highlights  Q212 Q211 Change Restaurant revenue $219.9 million $212.1 million +3.7% Total co. revenue $223.7 million $215.8 million +3.7% Company-owned comp sales, net +0.8% +3.1% Price/mix: -0.1% Guest counts: +0.9% Price/mix: +4.5% Guest counts: -1.4% Franchised comp sales U.S.: +2.2% Canada: +5.3% U.S.: +2.6% Canada: +3.4% Company AWS $55,774 $55,551 Company Operating Weeks 3,931 3,818 7

Q212 Restaurant Results Line Item % of Rest. Sales Q212 % of Rest. Sales Q211 Favorable (Unfavorable) Cost of Goods 25.4% 25.2% (20 bps) Labor 33.2% 33.3% 10 bps Other Operating 13.1% 13.7% 60 bps Occupancy 7.2% 7.0% (20 bps) RLOP (non GAAP) 21.1% 20.8% 30 bps 8

Growing RLOP Margins 9 YTD Margins +90 bps 19.8% 20.8% 18.8% 19.9% 21.2% 17.0% 17.5% 18.3% 18.2% 21.1% 16.0% 17.0% 18.0% 19.0% 20.0% 21.0% 22.0% Q1 Q2 Q3 Q4 2010 2011 2012

Adjusted Net Income 10 $ in 000s * Fiscal year 2010 adjusted net income assumes a tax benefit of 3.2% YTD +10.8% $3,683 $4,115 $2,048 $1,305 $5,198 $2,542 $7,494 $9,021 $7,748 $10,558 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 Q1 Q2 Q3 Q4 2010* 2011 2012

Adjusted Earnings Per Diluted Share 11 YTD +16.0% $0.24 $0.28 $0.71 $0.13 $0.08 $0.34 $0.16 $0.48 $0.58 $0.52 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 Q1 Q2 Q3 Q4 2010 2011 2012

Cash Flow from Operations 12 $ in Millions $24.3 $18.9 $22.6 $20.5 $19.1 $16.7 $11.0 $23.9 $29.9 $29.6 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q1 Q2 Q3 Q4 2010 2011 2012

2012 Outlook – Financials Near 0.5% comparable restaurant net sales growth versus prior year Open 14 new company-owned restaurants, including 4 Red Robin’s Burger Works® RLOP margin approximately 50 bps improvement over 19.8% in 2011 Selling, general and administrative costs to range from $108 million to $109 million Tax rate to range from 23% to 24% 13

Foundation for Growth Brand and menu development differentiated from competitors Systems infrastructure for best-in-class business intelligence Substantial room for organic growth Cash flow and financial condition to capture opportunities 14